UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2015

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

757 Third Avenue, Suite 2018 New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 376-5742

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On November 6, 2015, Dr. Nabil Yazgi resigned from the the Relmada Therapeutics, Inc. (the “Company”) board of directors to pursue other interests. Dr. Yazgi was a member of the Company’s Audit Committee and Compensation Committee.

Appointment of Directors

On November 12, 2015, the Company’s board of directors appointed Maged Shenouda as a Class I director of the Company and Paul Kelly as a Class III director. Mr. Shenouda will be a member of the Company’s Audit Committee and Mr. Shenouda will be a member of the Company’s Compensation Committee.

A brief description of the background and business experience of Mr. Shenouda and Mr. Kelly is as follows:

Maged Shenouda, R.Ph, MBA, has been a Director of the Company since November 2015.  Mr. Shenouda is also a member of the Audit Committee.   Mr. Shenouda has over 25 years of biotechnology and equity research experience. Most recently, Mr. Shenouda was the Head of Business Development and Licensing at Retrophin, Inc. from January 2014 to November 2014. From January 2012 to September 2013, Mr. Shenouda was the managing Director, Head of East Coast Operations, at Blueprint Life Science Group.  Prior to that, he spent his the bulk of his career as an equity analyst. From June 2010 to November 2011, Mr. Shenouda was the Managing Director, Senior Biotechnology Analyst, at Stifel Nicolaus. He also held senior level positions at UBS and JP Morgan, covering a broad range of small and large cap biotechnology companies. Mr. Shenouda started his sell-side equity research career at Citigroup and Bear Stearns where his coverage universe focused on U.S and European pharmaceutical companies. Before entering Wall Street, he was a management consultant with PricewaterhouseCoopers Pharmaceutical Consulting practice and also spent time in pharmaceutical sales, having worked as a hospital representative and managed care specialist for Abbott Laboratories Pharmaceutical Products Division. Mr. Shenouda also currently serves as an Independent Director for Protea Biosciences and AzurRx Biopharma. He earned a B.S. in Pharmacy from St. John's University and is a registered pharmacist in New Jersey and California. He also received an M.B.A from Rutgers Graduate School of Management. That Mr. Shenouda brings over 25 years of biotechnology experience to our Board of Directors, having served in various executive-level positions over the course of his career, and that Mr. Shenouda has developed significant management and leadership skills relating to the pharmaceutical industry led us to conclude that Mr. Shenouda should serve as a director.

Paul Kelly has been a director of the Company since November 2015.  Mr. Kelly is also a member of the Compensation Committee. Mr. Kelly has been actively involved as an analyst, consultant and investor in the biotechnology sector for the past twenty years. He began as an equity analyst at Mabon Securities in 1993, and served in the same capacity at UBS Securities, Volpe, Brown, Whalen, ING Securities, and Merrill Lynch. Mr. Kelly was named to the inaugural Fortune magazine All Star Analyst team in 2000. Subsequently, since 2007 Mr. Kelly has engaged in consulting for both private and public biotechnology companies, and for hedge funds. He currently manages his own investments and continues his industry consulting activities. Mr. Kelly has advised Spring Bank Pharmaceuticals, Inc. and VisionGate, Inc. Mr. Kelly holds an AB in Biochemistry from Brown University, from which he was graduated magna cum laude, Sigma Xi, and Phi Beta Kappa. He attended the University of Rochester School of Medicine, and received an MBA in Finance from the William E. Simon School at the University of Rochester. That Mr. Kelly brings over 25 years of biotechnology experience to our Board of Directors, having served in various executive-level positions over the course of his career, and that he has developed significant management and leadership skills relating to the pharmaceutical industry led us to conclude that Mr. Kelly should serve as a director.

Term of Office

Mr. Shenouda shall remain as a director of the Company until his resignation or successor, if any, is elected or qualified. Mr. Shenouda’s continuation as a director of the Company shall be subject to approval of the shareholders entitled to vote in the 2015 annual meeting of shareholders of the Company, with a three year term therafter. Mr. Shenouda shall be classified as a Class I director. Mr. Kelly shall remain as a director of the Company until his resignation or successor, if any, is elected or qualified. Mr. Kelly shall be classified as a Class III director.

Family Relationships

There are no family relationships between our directors and officers.

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Transactions with Related Persons

The Company does not have any related party transactions with Mr. Shenouda or Mr. Kelly.

Director Agreements

Maged Shenouda

On November 10, 2015, Mr. Shenouda and the Company entered into a director agreement (the “Agreement”). Pursuant to the Agreement, Mr. Shenouda will be entitled to a compensation of $30,000 per year, payable in quarterly installments. for his services as a director of the Company. He was also granted 25,765 options (the “Options”) to purchase shares of the Company’s common stock. The Options shall have a term of 10 years and the exercise price of the Options shall be equal to the share price of the common stock on his start date as a director, November 12, 2015. The Options shall vest as follows: twenty-five percent (25%) shall vest on the first anniversary of the grant date and the remaining seventy-five percent (75%) shall thereafter vest in equal quarterly increments of 6.25% of the initial option grant over the following three year period. Mr. Shenouda will also be a member of the board of director’s Audit Committee, receiving an annual committee fee of $6,000.

Mr. Shenouda also entered into an Indemnity Agreement (the “Indemnity Agreement”) with the Company, whereby the Company agreed to indemnify Mr. Shenouda in certain situations in connection with his role as a director for the Company.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Agreement and the Indemnity Agreement which is filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Paul Kelly

On November 10, 2015, Mr. Kelly and the Company entered into a director agreement (the “Agreement”). Pursuant to the Agreement, Mr. Kelly will be entitled to a compensation of $30,000 per year, payable in quarterly installments. for his services as a director of the Company. Mr. Kelly was also granted 25,765 options (the “Options”) to purchase shares of the Company’s common stock. The Options shall have a term of 10 years and the exercise price of the Options shall be equal to the share price of the common stock on his start date as a director, November 12, 2015. The Options shall vest as follows: twenty-five percent (25%) shall vest on the first anniversary of the grant date and the remaining seventy-five percent (75%) shall thereafter vest in equal quarterly increments of 6.25% of the initial option grant over the following three year period. Mr. Kelly will also be a member of the board of director’s Compensation Committee, receiving an annual committee fee of $5,000.

Mr. Kelly also entered into an Indemnity Agreement (the “Indemnity Agreement”) with the Company, whereby the Company agreed to indemnify Mr. Kelly in certain situations in connection with his role as a director for the Company.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Agreement and the Indemnity Agreement which is filed as Exhibit 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 8.01        Other Events.

The Company issued a press release announcing the resignation of Dr. Yazgi, and the appointment of Mr. Shenouda and Mr. Kelly to the Company’s Board, a copy of which is filed as Exhibit 99.1 to this report.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Director Agreement, dated November 10, 2015, by and between Maged Shenouda and Relmada Therapeutics, Inc.
10.2	Indemnity Agreement, dated November 10, 2015, by and between Maged Shenouda and Relmada Therapeutics, Inc.
10.3	Director Agreement, dated November 10, 2015, by and between Paul Kelly and Relmada Therapeutics, Inc.
10.4	Indemnity Agreement, dated November 10, 2015, by and between Paul Kelly and Relmada Therapeutics, Inc.
99.1	Press Release, dated November 12, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2015	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
Name: Sergio Traversa Title: Chief Executive Officer

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